NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John O. Ambler	(713) 513-9513
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
WEDNESDAY, SEPT. 19, 2007

GROUP 1 AUTOMOTIVE TO PRESENT AT THOMAS WEISEL PARTNERS CONFERENCE

HOUSTON, Sept. 19, 2007 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management will present at the Thomas Weisel Partners Consumer Conference 2007. The presentation will provide an overview of Group 1 Automotive and its strategy.

Group 1 is scheduled to present at the Mandarin Oriental Hotel in New York, N.Y., on Sept. 25, at 9:45 a.m. EDT. A slide presentation and live audio webcast, with a replay available for 30 days, will be accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 99 automotive dealerships, 136 franchises, and 28 collision service centers in the United States and three dealerships, six franchises and two collision centers in the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.